UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                   FORM 8-K/A2

                       -----------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               July 10, 2000                                 0-7928
-------------------------------------------------   ----------------------------
Date of Report (Date of earliest event reported)      (Commission File Number)

                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                           11-2139466
-----------------------------------                   --------------------------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                       105 Baylis Road, Melville, NY 11747
           ----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  (631)777-8900
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

      This Amendment to Form 8-K/A filed on September 25, 2000 is being submitted to provide corrected pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b) Pro Forma Financial Information

      Attached is the unaudited pro forma financial information of the Company as of April 30, 2000 and for the year ended July 31, 1999 and the nine months ended April 30, 2000.


                                       (1)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COMTECH TELECOMMUNICATIONS CORP.


                                         By: /s/ J. Preston Windus, Jr.
                                             -----------------------------------
                                             Name:  J. Preston Windus, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

Date: September 27, 2000


                                       (2)

                        Comtech Telecommunications Corp.
                Pro Forma Condensed Combined Financial Statements

On July 10, 2000 Comtech Telecommunications Corp. acquired the business of the EF Data division of Adaptive Broadband Corporation for an adjusted purchase price of $54.4 million.

The attached unaudited pro forma condensed combined balance sheet as of April 30, 2000 and statements of operations for the nine months ended April 30, 2000 and the year ended July 31, 1999 give effect to the purchase by the Company of the net assets of EF Data for an adjusted purchase price of $54.4 million. The unaudited pro forma condensed combined statements of operations for the year ended July 31, 1999 combines the Company's historical results for the year ended July 31, 1999 and EF Data's historical results for the year ended June 30, 1999, giving effect to the acquisition as if it had occurred as of August 1, 1998. The unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2000 and EF Data's historical results for the nine months ended March 31, 2000 also gives effect to the acquisition as if it had occurred as of August 1, 1998. The unaudited pro forma condensed combined balance sheet combines the Company's balance sheet as of April 30, 2000 with EF Data's balance sheet as of March 31, 2000 giving effect to the acquisition as if it had occurred on April 30, 2000.

The unaudited pro forma condensed combined financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entitiy's historical financial statements. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited condensed combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the dates indicated or the results that may be obtained in the future.

                                    Contents

Pro Forma Condensed Combined Balance Sheet as of April 30, 2000........F-16

Pro Forma Condensed Combined Statement of Operations for the
Nine Month Period Ended April 30, 2000.................................F-17

Pro Forma Condensed Combined Statement of Operations for the Year
Ended July 31, 1999....................................................F-18

Notes to Pro Forma Condensed Combined Financial Statements.............F-19-F-20


                                     (F-15)

                        Comtech Telecommunications Corp.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 April 30, 2000
                                 (in thousands)

                                                    Comtech Tel.                  Pro Forma    Pro Forma
                                                       Corp.      EF Data        Adjustments    Combined
                                                       -----      -------        -----------    --------
ASSETS:
Current assets:
    Cash and cash equivalents                        $ 10,483           1         (5,397)(a)      5,087
    Marketable investment securities                   35,857          --         (8,962)(a)     26,895
    Accounts receivable, net                            7,729      16,700                        24,429
    Inventories, net                                   11,493      13,674                        25,167
    Prepaid expenses and other current assets             642          33                           675
    Deferred tax asset-current                            731          --                           731
    Net assets of discontinued operations                 192          --             --            192
                                                     --------    --------       --------       --------

      Total current assets                             67,127      30,408        (14,359)        83,176

Property, plant and equipment, net                      4,708       6,062                        10,770
Intangible assets, net of amortization                  2,159          --         15,939(a)      18,098
Other assets                                              237           2                           239
Deferred tax asset-non current                          2,917          --             --          2,917
                                                     --------    --------       --------       --------

      Total assets                                   $ 77,148      36,472          1,580        115,200
                                                     ========    ========       ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
    Current installments of long-term debt           $    588          --                           588
    Accounts payable                                    5,343       4,193                         9,536
    Accrued expenses and other current liabilities      6,357       4,077             --         10,434
                                                     --------    --------       --------       --------

      Total current liabilities                        12,288       8,270                        20,558

Long-term debt, less current installments                 824          --         40,000(b)      40,824
Other long-term liabilities                               394          --             --            394
                                                     --------    --------       --------       --------
      Total liabilities                                13,506       8,270         40,000         61,776
                                                     --------    --------       --------       --------
Stockholders' equity:
    Preferred stock                                        --
Capital stock                                             735                                       735
    Additional paid-in capital                         66,743                                    66,743
    Accumulated other comprehensive income               (231)                                     (231)
    (Accumulated deficit) retained earnings                                      (28,202)(c)
                                                       (2,578)     28,202        (10,218)(d)    (12,796)
                                                     --------    --------       --------       --------
                                                       64,669      28,202        (38,420)        54,451
Less:
    Treasury stock                                       (184)                                     (184)
    Deferred compensation expense                        (843)         --             --           (843)
                                                     --------    --------       --------       --------
                                                       63,642      28,202        (38,420)        53,424
                                                     --------    --------       --------       --------

      Total liabilities and stockholders' equity     $ 77,148      36,472          1,580        115,200
                                                     ========    ========       ========       ========

       The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.


                                     (F-16)

                     Comtech Telecommunications Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                 For the nine month period ended April 30, 2000
                      (in thousands except per share data)

                                                 Comtech Tel.              Pro Forma      Pro Forma
                                                    Corp.      EF Data    Adjustments      Combined
                                                    -----      -------    -----------      --------
Net sales                                         $ 40,950      69,144            --        110,094
                                                  --------    --------      --------       --------

Operating costs and expenses:
    Cost of sales                                   29,080      45,468                       74,548
    Selling, general and administrative              7,381      13,267(h)      1,673(e)      22,321
    Research and development                         1,611       7,385            --          8,996
                                                  --------    --------      --------       --------
Total operating costs and expenses                  38,072      66,120         1,673        105,865
                                                  --------    --------      --------       --------

Operating income (loss)                              2,878       3,024        (1,673)         4,229

Other expense (income):
    Interest expense                                    99                     2,775(f)       2,874
    Interest income                                   (635)         --            --           (635)
                                                  --------    --------      --------       --------

Income (loss) before provision for income taxes      3,414       3,024        (4,448)         1,990
Provision (benefit) for income taxes                 1,246       1,089        (1,646)(g)        689
                                                  --------    --------      --------       --------
Net income (loss)                                 $  2,168       1,935        (2,802)         1,301
                                                  ========    ========      ========       ========

Net income per share:
    Basic                                         $   0.42                                     0.25
                                                  ========                                 ========
    Diluted                                       $   0.38                                     0.23
                                                  ========                                 ========
Weighted average number of common
     shares outstanding - basic computation          5,120                                    5,120
Potential dilutive common shares                       652                                      652
                                                  --------                                 --------

Weighted average number of common and
common equivalent shares outstanding
assuming dilution - diluted computation              5,772                                    5,772
                                                  ========                                 ========

       The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.


                                     (F-17)

                     Comtech Telecommunications Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                        For the year ended July 31, 1999
                      (in thousands except per share data)

                                                               Comtech Tel.               Pro Forma       Pro Forma
                                                                  Corp.      EF Data      Adjustments      Combined
                                                                  -----      -------      -----------      --------
Net sales                                                          37,886      82,372             --        120,258
                                                                 --------    --------       --------       --------

Operating costs and expenses:
    Cost of sales                                                  26,405      57,887                        84,292
    Selling, general and administrative                             6,632      31,242(h)       2,231(e)      40,105
    Research and development                                        2,022      11,872             --         13,894
                                                                 --------    --------       --------       --------
    Total operating costs and expenses                             35,059     101,001          2,231        138,291
                                                                 --------    --------       --------       --------

Operating income (loss) from continuing operations                  2,827     (18,629)        (2,231)       (18,033)

Other expense (income):
    Interest expense                                                  204          --          3,700(f)       3,904
    Interest income                                                   (65)       (371)            --           (436)
    Other                                                             (39)         --             --            (39)
                                                                 --------    --------       --------       --------

Income (loss) from continuing operations before income taxes        2,727     (18,258)        (5,931)       (21,462)
Benefit for income taxes                                           (3,754)     (6,573)        (2,194)(g)    (12,521)
                                                                 --------    --------       --------       --------

Income (loss) from continuing operations                            6,481     (11,685)        (3,737)        (8,941)
                                                                 ========    ========       ========       ========
Net income (loss) per share:
    Basic                                                        $   1.56                                     (2.16)
    Diluted                                                      $   1.42                                     (1.96)
Weighted average number of common shares outstanding-
    Basic computation                                               4,143                                     4,143
Potential dilutive common shares                                      430                                       430
                                                                 --------                                  --------

Weighted average number of common and common equivalent shares outstanding assuming dilution -
    Diluted computation                                             4,573                                     4,573
                                                                 ========                                  ========

       The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.


                                     (F-18)

                        Comtech Telecommunications Corp.
      Notes to Unaudited Pro Forma Condensed Combined Financial Statements
                                 (in thousands)

(a) Reflects acquisition of EF Data for an aggregate adjusted purchase price of $54,359, resulting in an excess of the purchase price over the fair value of the net assets acquired (intangibles) of $15,939. The adjusted purchase price and adjusted purchase price allocation are summarized as follows assuming the acquisition had occurred on April 30, 2000:

                 Cash paid by Comtech                                   $ 12,462
                 Debt issued                                              40,000
                 Estimated transaction expenses                            1,897
                                                                        --------
                 Adjusted purchase price                                $ 54,359
                                                                        ========

      The adjusted purchase price has been allocated as follows:

                 Fair value of other net assets acquired                $ 28,202

                 Fair value of in-process research and development
                   costs                                                  10,218
                 Fair value of existing technology                         7,508
                 Fair value of assembled workforce                         2,835
                 Fair value of customer base                                 742
                 Excess of the purchase price over the fair value of
                   the net assets                                          4,854
                                                                        --------
                                                                        $ 54,359
                                                                        ========

      The fair value of the acquired property, plant and equipment, net is currently being assessed and may result in an additional adjustment.

(b)   Reflects the acquisition of new debt to finance the acquisition.
(c) Represents the elimination of EF Data's retained earnings as a result of using the purchase method of accounting.
(d) The estimated charge to earnings of $10,218 resulting from purchased in-process research and development costs has been reflected as a reduction of stockholders' equity in the pro forma condensed combined balance sheet as of April 30, 2000. This same charge has been excluded from the pro forma condensed combined statement of operations for the nine months ended April 30, 2000 and the year ended July 31, 1999 since the charge is non-recurring and directly related to the acquisition.

      An independent third-party appraiser was used to assess and value the purchased in-process research and development from the acquisition. The value was determined by estimating the projected net cash flows related to products under development based upon future revenues to be earned upon commercialization of such products.


                                     (F-19)

      The percentage of the cash flow allocated to purchased in-process research and development was based upon the estimated percentage complete for each of the projects. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such products.
(e) Represents the amortization of intangible assets on a straight-line basis computed as follows:
      o     Goodwill, totaling $4,854, amortized over 10 years.
      o Existing technology and customer base, totaling $8,250, amortized over 7 years.
      o     Assembled workforce, totaling $2,835, amortized over 5 years.

(f) Interest expense resulting from the issuance of debt to finance the acquisition. The interest rate on new debt of $40,000 is 9.25%.
(g) Reflects the income tax effect of increased interest and amortization expense at the statutory tax rate of 37% for the year ended July 31, 1999 and the nine months ended April 30, 2000.
(h) Includes corporate allocations from Adaptive Broadband Corp. of approximately $3,753 and $13,267 for the year ended June 30, 1999 and the nine months ended March 31, 2000, respectively. The allocation was based on revenues in 1999. However, during fiscal 2000, a shared services arrangement was entered into whereby a substantial portion of sales, marketing and administration services were processed as a corporate function. Accordingly, during 2000 directly incurred expenses were replaced by corporate allocations.


                                     (F-20)